Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Merck & Co., Inc. (previously Schering-Plough Corporation) of our reports dated February 26, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in accounting for noncontrolling interests, described in Note 2, as to which the date is May 15, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Merck & Co., Inc.’s (renamed Merck Sharp & Dohme Corp.) Current Report on Form 8-K dated May 20, 2009.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 24, 2009 relating to the financial statements, which appears in the Annual Report of Merck Puerto Rico Employee Savings and Security Plan (renamed MSD Puerto Rico Employee Savings and Security Plan) on Form 11-K for the year ended December 31, 2008.

/S/ PRICEWATERHOUSECOOPERS LLP
Florham Park, NJ
November 4, 2009